TTR INC.

                   INCENTIVE & NON-QUALIFIED STOCK OPTION PLAN

1. Purpose: The Stock Option Plan (hereinafter the "Plan") is intended to provide a method whereby employees (including officers and directors) of TTR Inc. (the "Company") and its subsidiaries who are making and are expected to continue making substantial contributions to the successful management and growth of the Company and its subsidiaries may be offered an opportunity to acquire Common Stock, par value $0.001 per share (the "Common Stock"), of the Company, in order to increase their proprietary interests in the Company and their incentive to remain in and advance in the employ of the Company and its subsidiaries, and to attract and retain personnel of experience and ability by granting such persons an opportunity to acquire a proprietary interest in the Company. Accordingly, the Company may, from time to time, grant to such persons as may be selected in the manner hereinafter provided, incentive stock options, as defined in Section 422A of the Internal Revenue Code of 1986 (the "Code") ("Incentive Stock Options"), and restricted stock options ("Restricted Stock Options") to purchase shares of Common Stock of the Company on the terms and conditions hereinafter established. The Incentive Stock Options and Restricted Stock Options sometimes are referred to herein individually as an "Option" and collectively as the "Options".

2. Administration: The Plan shall be administered by a Stock Option Committee (the "Committee") appointed by the Board of Directors of the Company, which Committee membership may consist of one member. Committee members are to be members of the Board of Directors of the Company and are eligible to participate in the Plan. Subject to the terms and conditions of the Plan and relevant commitments of the Company, the Committee shall have full discretion, from time to time, to select the individuals or persons to whom Options shall be granted, to determine the number of shares to covered by each Option, the time at which the Option shall be granted, the terms and conditions of Option Agreements (as hereinafter defined), and except as hereinafter provided, the option exercise price and the terms during which the Option may be exercised. The Committee may exercise its authority hereunder by meeting or by unanimous written consent.

The Board of Directors may at any time appoint or remove members of the Committee and may fill vacancies, however caused, in the Committee. The Committee shall select one of its members as Chairman, and shall hold its meetings at such time and place as it shall deem advisable. A majority of its members shall constitute a quorum. All actions of the Committee shall be taken by a majority of its members and may be taken by written consent in lieu of a meeting. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3. Interpretation & Amendment: The interpretation, construction or determination of any provision of the Plan by the Committee shall be final and conclusive. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

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4.  Participants:  Options may be granted under the Plan to key employees of the
Company and its subsidiaries (including employees who are also directors or officers of the Company or its subsidiaries and non-employee directors). Solely for the purpose of granting Restricted Stock Options under the Plan, the term "employees" shall also include officers and directors of and consultants to the Company or any subsidiary. The status of the Option as either Incentive Stock Option or Restricted Stock Option shall be set forth in the Option Agreements. The term "subsidiary" shall mean "subsidiary corporation" as defined in Section 425 of the Code. No Incentive Stock Option shall be granted to an employee who, at the time of the grant of the Incentive Stock Option, owns stock possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any subsidiary of the Company; provided, however, that an Incentive Stock Option may be granted to such employee if, at the time that such Incentive Stock Option is granted, the option exercise price is at least 110 percent (110%) of the fair market value of the Common Stock subject to the Incentive Stock Option, and such Incentive Stock Option is by its terms not exercisable after the expiration of five (5) years from the date such Incentive Stock Option is granted.

5. Common Stock: The number of shares of Common Stock which may be issued and sold pursuant to the Options granted under the Plan from time to time shall not exceed in the aggregate 450,000 shares of Common Stock of the Company, which shares may be issued and sold pursuant to Incentive Stock Options or Restricted Stock Options, as the Committee, in its sole discretion, may determine. Should any Options expire or terminate for any reason without having been exercised in full, the unsold shares covered thereby shall be added to the shares otherwise available for Options hereunder.

6. Terms and Conditions of Options: Options granted pursuant to the Plan shall be in such form and on such terms as the Committee shall, from time to time, approve, but subject, nevertheless, to the following terms and conditions:

     (i) The Options shall state the total number of shares of Common Stock to which it relates and no fractional shares of Common Stock shall be issued.

    (ii) The exercise price per share of Common Stock issuable upon exercise of an Incentive Stock Option shall be not less than one hundred percent (100%) of the fair market value of the Common Stock covered by such Option at the date such option is granted, or, in the case of an employee who at the time the Incentive Stock Option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Company or any subsidiary of the Company, the option exercise price shall be not less than one hundred and ten percent (110%) of the fair market value of the Common Stock covered by such Option.

    (iii) The option exercise price per share of Common Stock issuable upon the exercise of a Restricted Stock Option shall be determined by the Committee but shall be not less than the par value of the Common Stock.

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    (iv)  Notwithstanding  any  other  provision  of the  Plan,  the  term of an
Incentive Stock Option and the term of a Restricted Stock Option shall be for a period of not more than ten (10) years from the date the Plan is adopted by the Board of Directors.

    (v) An Option must be granted within ten years of the earlier of the date the Plan is adopted or the date this Plan is approved by the Company's stockholders.

    (vi) No individual shall be given the opportunity, under the Plan, to exercise Incentive Stock Options for the purchase of Common Shares valued (at the time of grant of the Incentive Stock Options) in excess of $100,000, in any calendar year, unless and to the extent that said Options shall have first become exercisable in the preceding year. No Incentive Stock Option shall be granted hereunder in such a manner as would cause the foregoing restrictions to be violated.

7. Acceleration, Extension, Etc.; Effect of Termination of Employment or other Relationship. The Board of Directors or the Committee may, in its sole discretion (i) accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised, or (ii) extend the dates during which all, or any particular, option or options granted under the Plan may be exercised, provided, however, that no such extension shall be permitted if it would cause the Plan to fail to comply with Section 422 of the Code or with Rule 16b-3 of the 1934 Exchange Act (if applicable to such Option).

         Except as otherwise determined by the Board of Directors or the Committee at the date of the grant of the Option, and subject to the provisions of the Plan, an optionee may exercise an Option at any time within one (1) year (or within such lesser period as may be specified in the applicable option agreement) following termination of the optionee's employment or other relationship with the Company if such relationship was due to the death or Disability of the optionee but in no event later than the expiration date of the Option. Except as otherwise determined by the Board of Directors or the Committee at the date of the grant of an Option, if the termination of the optionee's employment or other relationship is for any other reason the Option shall expire immediately upon such termination. For all purposes of the Plan and any option granted hereunder, "Disability" shall have the meaning set forth in the employment agreement between the optionee and the Company, and if no such agreement shall exist or if such term is not defined in such agreement, the term "Disability" shall mean the determination by a physician selected by the Company that the optionee is unable, by reason of physical or mental illness, to perform his duties and responsibilities to the Company for a period of 60 consecutive days or a period in excess of 120 days (whether or not consecutive) during any calendar year during the term of the optionee's employment, or if a court of competent jurisdiction declares the optionee is of unsound mind or otherwise incapable of carrying out his duties and responsibilities to the Company.

8. Notice of Election Under Section 83 (b): With respect to the exercise of a Restricted Stock Option, each employee making an election under Section 83 (b) of the Code and the Regulations and Rulings promulgated thereunder will provide a copy thereof to the Company within 30 days of the filing of such election with the Internal Revenue Service. Any insider acquiring Options after the Company becomes subject

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to Rule  16b-3 who  elects  the  election  under  Section 83 (b) of the Code and
Regulations promulgated thereunder, shall notify the Company within 30 days of the filing of such election.

9. Stock Splits, Mergers, Etc.: In the case of any stock split, stock dividend or similar transaction applicable to all of the outstanding shares of the Company equally which increases or decreases the number of outstanding shares of Common Stock pari passu, appropriate adjustment shall be made by the Board of Directors, whose determination shall be final, to the number of Shares of Common Stock which may be purchased under the Plan, as well as to the number of Common Stock which may be purchased under the Option so as to maintain the relative share interests offered thereby and to the Option exercise price per share of Common Stock. In the case of a merger, sale of assets or similar transaction which results in a replacement of the Company's Common Stock with stock of another corporation, the Company will be required to replace any outstanding Options granted under the Plan with comparable options to purchase the stock of such other corporation. The Company may provide for immediate maturity of all outstanding Options prior to the effectiveness of such merger, sale of assets or similar transaction, with all Options not being exercised within the time period specified by the Board of Directors being terminated.

10. Exercise of Options: An option holder electing to exercise an Option shall give written notice to the Company of such election and the number of shares of Common Stock that he has elected to acquire. An option holder of a Restricted Stock Option shall have no rights of a stockholder with respect to shares of Common Stock covered by an Option until after the date of issuance of a stock certificate to him upon partial or complete exercise of his Option. A holder of an Incentive Stock Option shall have the rights of a stockholder with respect to shares of Common Stock upon exercise of the Option.

11. Written Option Agreement: Agreements granting Options under the Plan ("Option Agreements") shall be in writing, duly executed and delivered by or on behalf of the Company and the option holder, shall contain such terms and conditions as the committee deems advisable, and shall specify its application as to a Restricted Stock Option or an Incentive Stock Option. If there is any conflict between the terms and conditions of any Option Agreement and the Plan, the terms and conditions of the Plan shall control.

12. Payment: The Option Exercise Price shall be payable upon the exercise of the Option in cash, by certified check or by tender of the shares of Common Stock or, at the discretion of the Board of Directors, by paying cash, at the minimum, the par value of the shares of Common Stock being acquired and executing a promissory for the balance of the Option exercise Price, provided that said note shall bear interest in the case of Incentive Stock Options, at a rate which is no less than the lowest applicable U.S. federal rate required to be charged to preclude the re characterization of any amount of stated principal interest for U.S. federal tax purposes. In the case of Restricted Stock Options, the rate of interest will be determined by the Committee. If the shares of Common Stock are tendered as payment of the option exercise price, the value of such shares shall be their fair market value as of the date of exercise.

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13. Restrictions on Issuing Shares: The exercise of each Option shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration or qualification of any shares otherwise deliverable upon such exercise upon any securities exchange or under any state or federal law, or that the consent or approval of any regulatory body is necessary or desirable as a condition of, or in connection with, such exercise in the delivery or purchase of shares pursuant thereto, then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the company. The
Company   shall  use  its  best  efforts  to  effect  or  secure  the  necessary withholding, listing, registration, qualification, consent or approval so as to effect the exercise of each option and issue and deliver the shares purchased thereunder.

14. Term of the Plan: The Plan shall terminate ten (10) years after the Plan is adopted by the Board of Directors, and no Option shall be granted pursuant to the Plan after that date.

15. Application of the Funds: The proceeds received by the Company from the sale of the Common Stock pursuant to the exercise of the Options granted under the Plan shall be used for general corporate purposes.

16. Continuation of Employment: Neither the Plan nor any Option Agreement shall impose any obligation on the Company or any subsidiary of the Company to continue the employment of an option holder, and nothing in the Plan or in any Option Agreement shall confer upon any option holder any right to continue in the employ of the Company or the subsidiary of the Company or conflict with the right of either to terminate such employment at any time.

17. Effectiveness of the Plan: The Plan shall become effective on the date of its adoption by the Board of Directors, but subject, nevertheless, to (i) approval, within 12 months thereof, by the stockholders representing at least a majority of the voting stock of the Company or by such greater percentage as may from time to time be required under the laws of he State of Delaware, and (ii) such approvals as may be required by any other public authorities. Options under this Plan may be granted but not exercised until it is approved by the Company's shareholders. In the event the Plan is not approved, the Plan shall terminate and all Options granted shall be void and have no force or effect.

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